UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 8, 2005
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007
(Address of principal executive offices)

(847) 700-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

UAL Corporation (the "Company") is proposing to enter into a thirteenth amendment (the "Amendment") to its Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as amended, modified or supplemented, and as in effect on the date hereof, the "Credit Agreement"), among United Air Lines, Inc. (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, the Company, and all of the direct and indirect subsidiaries of the Borrower and the Company signatory thereto (the "Subsidiaries" and, together with the Company, each a "Guarantor" and collectively the "Guarantors," and each a debtor and a debtor-in-possession in the case pending under Chapter 11 of the Bankruptcy Code), JPMorgan Chase Bank, N.A., Citicorp USA, Inc., and each of the other financial institutions from time to time party thereto, as well as some amendments to certain related collateral documents. The Amendment will require the approval of the requisite lenders under the Credit Agreement. Certain aspects of the Amendment will also require the approval of the Bankruptcy Court. There can be no assurance that either such approval will be received.

The Company has proposed that the Amendment provide for the following waivers and modifications under the Credit Agreement and certain related collateral documents:

  waiver of any event of default as a result of the Borrower and/or the Guarantors (i) filing bankruptcy court motions to approve the acquisition of the Tranche A, Tranche B and Tranche C indebtedness under the Series 1997-1 issuance of Enhanced Equipment Trust Certificates (the "EETC Indebtedness") and (ii) consummating the transactions contemplated thereby;
  issuance of a new Tranche C facility under the Credit Agreement (the "Tranche C Facility") for an aggregate principal amount of up to $350 million to be used to refinance a portion of the EETC Indebtedness on substantially the same terms, other than the applicable interest rate, as the existing Tranche A and Tranche B facilities under the Credit Agreement;
  collateralization of the Tranche C Facility with (i) up to 14 airplanes (the "EETC Collateral") acquired in connection with the acquisition of the EETC Indebtedness and (ii) a junior lien on the existing collateral securing the Tranche A and Tranche B facilities of the Credit Agreement;
  grant of a junior lien on the EETC Collateral to the existing lenders under the Tranche A and Tranche B facilities of the Credit Agreement; and
  certain other technical matters related to foreign slots, routes, engines, spare engines, spare parts and equipment that serve as collateral for the loans made pursuant to the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2005

UAL CORPORATION

By: /s/ Paul R. Lovejoy
Name: Paul R. Lovejoy
Title: Senior Vice President,
General Counsel and Secretary